Exhibit 99.1

Press Release

For further information contact:
Joe Passarello	Erik Knettel
Therma-Wave, Inc.	The Global Consulting Group
Phone: (510) 668-2200, or	Phone: (646) 284-9415, or
Email: jpassarello@thermawave.com	Email: eknettel@hfgcg.com
KLA-TENCOR EXTENDS TENDER OFFER
FREMONT, California — April 17, 2007 — Therma-Wave, Inc. (Nasdaq: TWAV), today announced that KLA-Tencor has extended its previously announced tender offer until 12:00 midnight, New York City time, on Thursday, May 17, 2007. The tender offer had been previously scheduled to expire at 12:00 midnight, New York City time, on Wednesday, April 18, 2007.
Therma-Wave announced on February 13, 2007 that the German Federal Cartel Office (“FCO”) initiated a Phase 2 review of KLA-Tencor’s proposed acquisition of Therma-Wave. Accordingly, the acquisition of Therma-Wave shares pursuant to the tender offer may only be consummated if the acquisition is approved by the FCO, whether by written approval or by expiration of a four-month waiting period that commenced with KLA-Tencor’s initial notification to the FCO on January 12, 2007 and is scheduled to expire on May 14, 2007. KLA-Tencor and Therma-Wave stated that they will continue to cooperate with the German authorities to facilitate a timely review. Both firms are confident that the acquisition should ultimately receive clearance.
About KLA-Tencor
KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, California, the Company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information is available at www.kla-tencor.com.
About Therma-Wave Corporation
Since 1982, Therma-Wave, Inc. has developed innovative, proprietary process control metrology products and technologies used in the manufacture of semiconductors. Therma-Wave offers leading-edge products for the measurement of transparent and semi-transparent thin films; for the measurement of critical dimension and profile of IC features; and for the monitoring of ion implantation and activation processes. Further information about Therma-Wave, Inc. is available from the Company’s web site at www.thermawave.com.
Cautionary Statement Regarding Forward-Looking Statements
1250 Reliance Way • Fremont California 94539 • Phone (510) 668-2200 • Fax (510) 656-3863

The statements contained in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, the potential timing of the completion of the tender offer. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, including, among others, risks of uncertainties as to the timing of the tender offer and merger, uncertainties as to how many Therma-Wave stockholders will tender their stock, the possibility that various closing conditions for the transaction may not be met, including that a governmental or regulatory authority may prohibit or delay the consummation of the transaction, that Therma-Wave’s stockholders or a governmental or regulatory authority may institute legal proceedings against Therma-Wave that have a materially adverse effect on our business. Therma-Wave’s business also may be materially and adversely affected by other events that could negatively impact the completion of the transaction, including industry, economic or political conditions outside of our control. If the transaction does not close, Therma-Wave’s stock price may significantly decrease, and it may materially impact our business. Among other things, we could lose customers, our management could be distracted, and we could suffer increased employee attrition. For additional risk factors, please see Therma-Wave’s SEC reports, including the Annual Report on Form 10-K for the fiscal year ended April 2, 2006 and the Quarterly Report on Form 10-Q for the fiscal quarters ended July 2, 2006, October 1, 2006 and December 31, 2006 and our Current Reports on Form 8-K, which are available at the SEC’s website at http://www.sec.gov. Therma-Wave disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.
1250 Reliance Way • Fremont California 94539 • Phone (510) 668-2200 • Fax (510) 656-3863